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                                 EXHIBIT 23.0


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                        ON FINANCIAL STATEMENT SCHEDULE



To the Board of Directors and Shareholders of Mastech Corporation:


  We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of Mastech Corporation and subsidiaries included in this Form 10-K, and have issued our report thereon dated February 9, 1999. Our audits were made for the purpose of forming an opinion on those basic financial statements taken as a whole. The schedule listed in the index in Item 14(a) 2 of the Form 10-K is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a part of the basic financial statements. The schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



                                                             ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania,
February 9, 1999